Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts:

Alicia Davis

(248) 447-1781

Joel Elsesser

(248) 447-5512

Lear Reports Third Quarter 2018 Results

SOUTHFIELD, Michigan, October 25, 2018 — Lear Corporation (NYSE: LEA), a leading global supplier of automotive seating and electrical and electronic systems, today reported third quarter 2018 sales and earnings. Highlights include:

•	Sales of $4.9 billion, compared to $5.0 billion in third quarter 2017

•	Net income of $253 million and adjusted net income of $269 million, compared to $295 million and $272 million, respectively, in third quarter 2017

•	Core operating earnings of $399 million, down 2% from third quarter 2017

•	Core operating margin of 8.2%, flat from third quarter 2017

•	Earnings per share of $3.80 and adjusted earnings per share of $4.09, up 3% from third quarter 2017

•	Full year 2018 financial outlook updated to reflect current production and foreign exchange environment

“We again delivered strong sales and earnings results in the third quarter in the face of challenging macroeconomic conditions marked by significant volume declines, particularly in China and Europe, as well as foreign exchange volatility,” said Ray Scott, Lear’s president and chief executive officer. “We have continued to demonstrate our strong execution capabilities, and we remain excited about the opportunities that lie ahead. We will continue to focus on investing in profitable growth, further improving operational efficiencies and delivering superior value for our shareholders.”

(more)

Third Quarter Financial Results

(in millions, except per share amounts)

	2018	2017
Reported
Sales	$4,891.6	$4,981.5
Net income	$252.5	$295.2
Earnings per share	$3.80	$3.96
Adjusted (1)
Core operating earnings	$399.2	$407.5
Adjusted net income	$269.4	$272.4
Adjusted earnings per share	$4.09	$3.96

In the third quarter of 2018, sales were $4.9 billion, a decrease of 2% year over year. Excluding the impact of foreign exchange, sales were flat, reflecting lower production volumes on key Lear platforms, offset by the addition of new business in both product segments and the sales impact of obtaining control of certain affiliates. Sales for our E-Systems and Seating segments were up 9% and down 5%, respectively. Excluding the impact of foreign exchange, sales for our E-Systems and Seating segments were up 10% and down 3%, respectively.

Core operating earnings decreased $8 million to $399 million, or 8.2% of sales, primarily reflecting the decrease in sales. In the E-Systems segment, margins and adjusted margins were 11.5% and 12.1% of sales, respectively. In the Seating segment, margins and adjusted margins were 8.0% and 8.6% of sales, respectively.

Earnings per share were $3.80. Adjusted earnings per share were up 3% to $4.09 per share, reflecting a lower tax rate and a reduced share count from share repurchases.

Net cash provided by operating activities was $268 million, and free cash flow(1) was $107 million.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Share Repurchase Program

During the third quarter of 2018, we repurchased approximately 1.1 million shares of our common stock for a total of $195 million. As of the end of the third quarter, we had a remaining share repurchase authorization of $1.0 billion, which equates to approximately 11% of our total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, we have repurchased 46.8 million shares of our common stock for a total of $4.0 billion at an average price of $85.62 per share. This represents a reduction of approximately 44% of our shares outstanding since 2011.

Full Year 2018 Financial Outlook

Our full year 2018 financial outlook has been updated to reflect the current production and foreign exchange environment.

	Current Outlook	Prior Outlook
Net Sales	$21.0 - $21.2 billion	$21.8 - $22.0 billion
Core Operating Earnings	$1,730 - $1,750 million	$1,790 - $1,810 million
Adjusted EBITDA	$2,230 - $2,250 million	$2,290 - $2,310 million
Interest Expense	≈$85 million	≈$80 million
Other Expense	≈$25 million	≈$40 million
Equity Earnings	≈$25 million	≈$40 million
Effective Tax Rate	≈22%	≈22%
Non-Controlling Interest	≈$90 million	≈$85 million
Adjusted Net Income	$1,190 - $1,210 million	$1,250 - $1,270 million
Restructuring Costs	≈$100 million	≈$70 million
Capital Spending	≈$670 million	≈$660 million
Free Cash Flow	≈$1,000 million	$1,200+ million

Our current 2018 financial outlook is based on global industry production assumptions that are derived from the October IHS forecast, as well as customer production schedules and internal estimates. IHS estimates 2018 global industry production to be 94.1 million vehicles, up 1% from 2017. On a regional basis, vehicle production is forecasted to be 17.0 million units in North America, 22.9 million units in Europe and Africa, and 26.3 million units in China, all flat compared to 2017. Current IHS second half 2018 production estimates in these regions are 2%, 4%, and 5% lower, respectively, than the second half 2018 estimates published by IHS in July.

The financial outlook is also based on an average exchange rate of $1.18/Euro for the year, reflecting an exchange rate of $1.15/Euro for the fourth quarter of 2018.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Webcast Information

Lear will webcast a conference call to review the Company’s third quarter 2018 financial results and related matters on October 25, 2018, at 8:00 a.m. Eastern Time, through the investor relations link at lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international) with the Conference I.D. of 4489309. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), pretax income before equity income, interest, other (income) expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share available to Lear common stockholders” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Adjusted earnings per share represents diluted net income per share available to Lear common stockholders adjusted for the redeemable noncontrolling interest adjustment, restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at lear.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear Corporation was founded in Detroit in 1917 as American Metal Products. Today, Lear is one of the world’s leading suppliers of automotive seating systems and electrical and electronic systems (E-Systems). Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 165,000 employees located in 39 countries. Lear currently ranks #148 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com or follow us on Twitter @LearCorporation. Lear is where passion drives possibilities.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Months Ended
	September 29, 2018	September 30, 2017
Net sales	$4,891.6	$4,981.5
Cost of sales	4,365.3	4,425.6
Selling, general and administrative expenses	150.3	158.2
Amortization of intangible assets	12.7	12.5
Interest expense	21.2	21.7
Other (income) expense, net	13.2	(21.8)

Consolidated income before income taxes and equity in net income of affiliates	328.9	385.3
Income taxes	57.6	77.8
Equity in net income of affiliates	(3.4)	(7.5)

Consolidated net income	274.7	315.0
Net income attributable to noncontrolling interests	22.2	19.8

Net income attributable to Lear	$252.5	$295.2

Diluted net income per share available to Lear common stockholders	$3.80	$3.96

Weighted average number of diluted shares outstanding	65.9	68.8

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Net sales	$16,206.1	$15,103.2
Cost of sales	14,410.3	13,387.0
Selling, general and administrative expenses	462.5	471.1
Amortization of intangible assets	38.9	34.1
Interest expense	62.8	63.9
Other (income) expense, net	11.3	(12.3)

Consolidated income before income taxes and equity in net income of affiliates	1,220.3	1,159.4
Income taxes	233.0	240.2
Equity in net income of affiliates	(16.6)	(41.3)

Consolidated net income	1,003.9	960.5
Net income attributable to noncontrolling interests	66.3	47.6

Net income attributable to Lear	$937.6	$912.9

Diluted net income per share available to Lear common stockholders	$13.80	$12.80

Weighted average number of diluted shares outstanding	66.7	69.5

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	September 29, 2018	December 31, 2017
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,198.6	$1,500.4
Accounts receivable	3,301.8	3,230.8
Inventories	1,285.2	1,205.7
Other	782.1	676.1

	6,567.7	6,613.0

Long-Term:
PP&E, net	2,536.2	2,459.4
Goodwill	1,409.4	1,401.3
Other	1,496.1	1,472.2

	5,441.7	5,332.9

Total Assets	$12,009.4	$11,945.9

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$8.2	$—
Accounts payable and drafts	3,041.8	3,167.2
Accrued liabilities	1,720.9	1,678.1
Current portion of long-term debt	9.0	9.0

	4,779.9	4,854.3

Long-Term:
Long-term debt	1,946.6	1,951.5
Other	685.6	694.1

	2,632.2	2,645.6

Redeemable noncontrolling interest	161.6	153.4
Equity	4,435.7	4,292.6

Total Liabilities and Equity	$12,009.4	$11,945.9

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 29, 2018	September 30, 2017
Net Sales
North America	$1,780.3	$1,821.3
Europe and Africa	1,944.8	2,024.4
Asia	989.4	939.0
South America	177.1	196.8

Total	$4,891.6	$4,981.5

Content per Vehicle [1]
North America	$440	$459
Europe and Africa	$401	$397
Free Cash Flow [2]
Net cash provided by operating activities	$267.9	$339.0
Capital expenditures	(160.5)	(156.2)

Free cash flow	$107.4	$182.8

Depreciation and Amortization	$119.8	$111.7
Core Operating Earnings [2]
Net income attributable to Lear	$252.5	$295.2
Interest expense	21.2	21.7
Other (income) expense, net	13.2	(21.8)
Income taxes	57.6	77.8
Equity in net income of affiliates	(3.4)	(7.5)
Net income attributable to noncontrolling interests	22.2	19.8

Pretax income before equity income, interest and other expense	363.3	385.2
Restructuring costs and other special items —
Costs related to restructuring actions	22.3	18.1
Acquisition costs	—	0.8
Acquisition-related inventory fair value adjustment	—	0.7
Loss related to affiliate	1.2	—
Other	12.4	2.7

Core operating earnings	$399.2	$407.5

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$250.2	$272.5
Redeemable noncontrolling interest	2.3	22.7

Net income attributable to Lear	252.5	295.2
Restructuring costs and other special items —
Costs related to restructuring actions	22.3	17.3
Acquisition costs	—	0.8
Acquisition-related inventory fair value adjustment	—	0.7
Loss on extinguishment of debt	—	21.2
(Gain) loss related to affiliate	2.9	(54.2)
Other	13.3	5.4
Tax impact of special items and other net tax adjustments [3]	(21.6)	(14.0)

Adjusted net income attributable to Lear	$269.4	$272.4

Weighted average number of diluted shares outstanding	65.9	68.8

Diluted net income per share available to Lear common stockholders	$3.80	$3.96

Adjusted earnings per share	$4.09	$3.96

[1]	Content per Vehicle for 2017 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Net Sales
North America	$5,819.2	$5,833.2
Europe and Africa	6,766.5	5,973.4
Asia	3,053.0	2,738.2
South America	567.4	558.4

Total	$16,206.1	$15,103.2

Content per Vehicle [1]
North America	$455	$450
Europe and Africa	$396	$350
Free Cash Flow [2]
Net cash provided by operating activities	$1,021.6	$1,184.3
Capital expenditures	(492.7)	(430.2)

Free cash flow	$528.9	$754.1

Depreciation and Amortization	$361.8	$313.2
Diluted Shares Outstanding at end of Quarter [3]	65,229,648	68,544,213
Core Operating Earnings [2]
Net income attributable to Lear	$937.6	$912.9
Interest expense	62.8	63.9
Other (income) expense, net	11.3	(12.3)
Income taxes	233.0	240.2
Equity in net income of affiliates	(16.6)	(41.3)
Net income attributable to noncontrolling interests	66.3	47.6

Pretax income before equity income, interest and other (income) expense	1,294.4	1,211.0
Restructuring costs and other special items —
Costs related to restructuring actions	59.7	50.6
Acquisition costs	0.4	3.5
Acquisition-related inventory fair value adjustment	—	5.0
Litigation	(16.8)	—
Loss related to affiliate	1.2	—
Other	21.3	7.8

Core operating earnings	$1,360.2	$1,277.9

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$920.7	$890.2
Redeemable noncontrolling interest	16.9	22.7

Net income attributable to Lear	937.6	912.9
Restructuring costs and other special items —
Costs related to restructuring actions	59.7	49.5
Acquisition costs	0.4	3.5
Acquisition-related inventory fair value adjustment	—	5.0
Litigation	(17.1)	—
Loss on extinguishment of debt	—	21.2
Gain related to affiliate, net	(7.1)	(54.2)
Other	22.2	7.9
Tax impact of special items and other net tax adjustments [4]	(51.6)	(68.4)

Adjusted net income attributable to Lear	$944.1	$877.4

Weighted average number of diluted shares outstanding	66.7	69.5

Diluted net income per share available to Lear common stockholders	$13.80	$12.80

Adjusted earnings per share	$14.15	$12.62

[1]	Content per Vehicle for 2017 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	September 29, 2018	September 30, 2017
Adjusted Segment Earnings
Seating
Net sales	$3,683.0	$3,868.9

Segment earnings	$294.0	$298.8
Costs related to restructuring actions	18.8	14.1
Acquisition costs	—	0.1
Other	4.4	—

Adjusted segment earnings	$317.2	$313.0

Adjusted segment margins	8.6%	8.1%

E-Systems
Net sales	$1,208.6	$1,112.6

Segment earnings	$138.4	$155.5
Costs related to restructuring actions	3.4	3.0
Acquisition-related inventory fair value adjustments	—	0.7
Loss related to affiliate	1.2	—
Other	3.6	1.2

Adjusted segment earnings	$146.6	$160.4

Adjusted segment margins	12.1%	14.4%

	Nine Months Ended
	September 29, 2018	September 30, 2017
Adjusted Segment Earnings
Seating
Net sales	$12,287.6	$11,762.0

Segment earnings	$981.8	$941.8
Costs related to restructuring actions	46.4	33.8
Acquisition costs	—	0.3
Acquisition-related inventory fair value adjustments	—	4.3
Litigation	(3.6)	—
Other	4.0	—

Adjusted segment earnings	$1,028.6	$980.2

Adjusted segment margins	8.4%	8.3%

E-Systems
Net sales	$3,918.5	$3,341.2

Segment earnings	$504.3	$476.7
Costs related to restructuring actions	10.6	11.1
Acquisition-related inventory fair value adjustments	—	0.7
Litigation	(1.1)	—
Loss related to affiliate	1.2	—
Other	11.4	3.6

Adjusted segment earnings	$526.4	$492.1

Adjusted segment margins	13.4%	14.7%